UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Form 8-K filed on December 6, 2012 (the “Original 8-K”) by Denbury Resources Inc. (“Denbury”) is being filed to update the unaudited pro forma condensed combined financial information contained in the Original 8-K to reflect the consideration actually received in the second phase closing of the Bakken sale and asset exchange (the “Exchange Transaction”) between Denbury’s wholly-owned subsidiary, Denbury Onshore, LLC (collectively with Denbury, the “Company”) and Exxon Mobil Corporation and its wholly-owned subsidiary XTO Energy Inc. (collectively, “ExxonMobil”).  As required, the previously filed unaudited pro forma condensed combined financial information assumed that upon the second phase closing, the Company would receive up to $350 million in cash in exchange for the 17.5% interest in the Bakken area assets retained by the Company for sale to ExxonMobil.  As previously reported in Amendment No. 1 (filed December 26, 2012) to the Original 8-K, in the second phase closing of the Exchange Transaction, the Company sold this 17.5% retained interest in exchange for an interest in ExxonMobil’s CO2 reserves in its LaBarge Field in Wyoming, plus residual cash, rather than, as previously assumed in the unaudited pro forma condensed combined financial information contained in the Original 8-K, up to $350 million in cash.  This Amendment No. 2 amends and restates the unaudited pro forma condensed combined financial information contained in the Original 8-K.

The unaudited pro forma condensed combined financial information attached as Exhibit 99.1 to this Amendment No. 2 differs from the unaudited pro forma condensed combined financial information attached as Exhibit 99.1 to the Original 8-K due primarily to the following:  1) adjustments made to reflect Denbury’s acquisition of approximately one-third of ExxonMobil’s CO2 reserves at LaBarge Field in Wyoming in lieu of certain cash consideration at the second phase closing of the Exchange Transaction, 2) with respect to the valuation of Denbury’s 17.5% interest in its Bakken area assets transferred to ExxonMobil in the second phase closing, changes in oil and natural gas futures prices between November 30, 2012 (the first phase closing date), which were used to perform the valuation in the Original 8-K, and December 21, 2012 (the second phase closing date), 3) changes to the amount of estimated closing adjustments, which are primarily attributable to net revenues received and capital and operating costs expended on exchanged fields between June 1, 2012 (the effective date) and either the first or second phase closing date, and 4) adjustments to our estimate of the fair value of the acquired net assets of Hartzog Draw and Webster fields, primarily attributable to further review of oil and natural gas reserves acquired in the Exchange Transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(b)	Pro forma financial information.

The pro forma financial information of Denbury and its subsidiaries reflecting the completion of both phases of the closing of the Exchange Transaction with ExxonMobil is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Unaudited pro forma condensed combined financial information

*      Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: January 18, 2013	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information